UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 16, 2007
Date of Report (Date of earliest event reported)

HEALTH CARE PROPERTY INVESTORS, INC.

 (Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3760 Kilroy Airport Way Suite 300 Long Beach, California 90806
(Address of principal executive offices) (Zip Code)

(562) 733-5100
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

Common Stock Offering

On January 16, 2007, Health Care Property Investors, Inc. (the “Company”) entered into an underwriting agreement with Goldman, Sachs & Co. (the “Underwriter”), pursuant to which the Company agreed to issue and sell 6,767,000 shares of the Company’s common stock, par value $1.00 per share, in an underwritten public offering.  The Company granted the Underwriter a 10-day option to purchase up to an additional 1,015,050 shares of common stock, if any.  The net proceeds from the offering, after payment of underwriting discounts, commissions and other expenses of the offering, will be used to repay a portion of the amounts outstanding under the Company’s term loan facility.

Senior Notes Offering

On January 17, 2007, the Company entered into an Underwriting Agreement with the underwriters named therein pursuant to which the Company will issue $500 million aggregate principal amount of its 6.00% Senior Notes Due 2017 (the “Notes”). The Notes are governed by the terms of an Indenture between the Company and The Bank of New York, as Trustee, dated as of September 1, 1993. The Notes have been registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (No. 333-137225).

Item 9.01.              Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement between the Underwriter and the Company dated January 16, 2007.
5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
99.1	Press release announcing the common stock offering dated January 16, 2007.
99.2	Press release announcing the senior notes offering dated January 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE PROPERTY INVESTORS, INC.

Date: January 18, 2007	By:	/s/ Edward J. Henning
		Name:	Edward J. Henning
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement between the Underwriter and the Company dated January 16, 2007.
5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
99.1	Press release announcing the common stock offering dated January 16, 2007.
99.2	Press release announcing the senior notes offering dated January 17, 2007.